EXHIBIT 99.1


For additional information:                 Company contact:
Patrick Corman                              Ken Ruotolo
Corman Communications                       ANTs software inc.
(650) 326 9648                              (650) 692 0219 x24
patrick@cormancom.com                       ken.ruotolo@antssoftware.com





            ANTs software inc. Appoints Boyd Pearce President and COO

            IT Industry Pro Set to Drive ANTs Data Server into Market


BURLINGAME, Calif., October 18, 2004 -- ANTs software, inc. (OTCBB:ANTS), a developer of high-performance SQL database management systems, today announced the appointment of Boyd Pearce as president and chief operating officer. With significant experience in launching and growing new hardware and software products in the enterprise market, Mr. Pearce will focus on making a strong impact on the sales and marketing of the ANTs Data Server.

"I'm excited to be joining ANTs software at this critical milestone in the company's development, and look forward to working with the executive team in taking the company to the next level," said Boyd Pearce. "The ANTs Data Server is a compelling solution that can eliminate user frustration waiting for databases to respond, and I intend to build an equally responsive organization to successfully bring it to market."

Boyd Pearce began his career with 15 years at IBM in R&D, sales and marketing. Since then he has been a successful leader in small and large organizations. He has launched new products into the enterprise market, has excellent contacts and has successfully managed sales, marketing and product development teams. Prior to joining ANTs software, Mr. Pearce was general manager for Hyper Corp., a leading provider of Bluetooth qualification services, chief sales and marketing officer for CoVia, an enterprise portal provider, vice president and general manager of Hitachi Data Systems, where he transformed the North American sales organization, vice president for Pyramid Technology where he was instrumental in the launch and rollout of the company's parallel processing offering and in laying the groundwork for the company's acquisition by Siemens, and vice president and general manager of the high-performance database company Teradata, where he grew sales of the early product and was instrumental in securing a joint development agreement with NCR which subsequently acquired Teradata.
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"We have confidence that Boyd has the experience and skills necessary to make major contributions as we complete the transition from product development to sales and marketing," said Frank Ruotolo, chief executive officer at ANTs. "We enthusiastically look forward to Boyd applying his extensive knowledge, experience and success in launching new products into the enterprise software market."


About The ANTs Data Server
The ANTs Data Server is an industry-standard database management system based on a breakthrough, high-performance SQL query execution engine that incorporates innovative, lock-free operations. The ANTs Data Server has demonstrated superior performance for high workload, update-intensive applications, offering users significant cost savings by simplifying their database infrastructures. Performance-critical database operations in the financial services, wireless and logistics industries can be deployed on fewer, low-cost servers with dramatically reduced license fees and administrative costs.


About ANTs software inc.
ANTs software inc. (OTCBB:ANTS), based in Silicon Valley, California, develops high-performance data management software that delivers unparalleled performance for heavy workload applications. The company's mission is to help customers reduce hardware, software, and development costs by providing exceptional database performance. For more information on ANTs software, visit www.antssoftware.com.

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This press release is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that it will produce a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended June 30, 2004. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.